Exhibit 99.1

P R E S S A N N O U N C E M E N T

Investor Contact:	Press Contact:
Brian Flanagan	Erica Burns
Progress Software	Progress Software
+1 781 280 4817	+1 888 365 2779 (x3135)
flanagan@progress.com	erica.burns@progress.com

Progress Reports Better Than Expected 2018 Fiscal First Quarter Results

Raises Guidance for FY18 Earnings Per Share and Operating Margin

BEDFORD, MA, March 28, 2018 (BUSINESSWIRE) — Progress (NASDAQ: PRGS), the leading provider of application development and deployment technologies, today announced results for its fiscal first quarter ended February 28, 2018.

Revenue was $94.0 million during the quarter compared to $91.0 million in the same quarter last year, a year-over-year increase of 3% on an actual currency basis, and flat on a constant currency basis. On a non-GAAP basis, revenue was $94.2 million during the quarter compared to $91.2 million in the same quarter last year, an increase of 3% on an actual currency basis, and flat on a constant currency basis.

On a GAAP basis, diluted earnings per share was $0.27 compared to a diluted loss per share of $0.01 in the same quarter last year.  On a non-GAAP basis, diluted earnings per share was $0.54 compared to $0.34 in the same quarter last year, growth of 59%.

“We are very pleased with our strong start to 2018,” said Yogesh Gupta, CEO at Progress. “We exceeded both our revenue and earnings per share expectations in the first quarter, and the strength of our business has enabled us to increase our full year guidance for both operating margin and earnings per share. Our business is strong and stable, and we remain confident in our future prospects.”

Additional financial highlights included:

	Three Months Ended
	GAAP			Non-GAAP
(In thousands, except percentages and per share amounts)	February 28, 2018	February 28, 2017	% Change	February 28, 2018	February 28, 2017	% Change
Revenue	$94,047	$90,970	3%	$94,194	$91,203	3%
Income from operations	17,768	1,222	*	34,744	27,130	28%
Operating margin	19%	1%	*	37%	30%	23%
Net income (loss)	12,912	(525)	*	25,519	16,847	51%
Diluted earnings (loss) per share	0.27	(0.01)	*	0.54	0.34	59%
Cash from operations (GAAP) /Adjusted free cash flow (Non-GAAP)	$31,595	$37,300	(15)%	$32,948	$42,981	(23)%
*Not meaningful

Paul Jalbert, CFO, said: “Our strong Q1 operating margins reflect our ongoing commitment to running our business efficiently. We continue to generate strong cash flows, and maintained our disciplined approach to capital allocation by returning over $50 million to our shareholders during the quarter.”

Other fiscal first quarter 2018 metrics and recent results included:

•	Cash, cash equivalents and short-term investments were $167.5 million at the end of the quarter;

•	DSO was 51 days compared to 48 days in the fiscal first quarter of 2017 and 47 days in the fiscal fourth quarter of 2017;

•
Pursuant to the $250 million share authorization of the Board of Directors, Progress repurchased 1.1 million shares for $45.0 million during the fiscal first quarter of 2018. As of February 28, 2018, there was $175.0 million remaining under this authorization; and

•
On March 27, 2018, our Board of Directors declared a quarterly dividend of $0.14 per share of common stock that will be paid on June 15, 2018 to shareholders of record as of the close of business on June 1, 2018.

2018 Business Outlook

Progress provides the following guidance for the fiscal year ending November 30, 2018 and the second fiscal quarter ending May 31, 2018:

(In millions, except percentages and per share amounts)	FY 2018 GAAP	FY 2018 Non-GAAP	Q2 2018 GAAP	Q2 2018 Non-GAAP
Revenue	$398 - $404	$399 - $404	$93 - $96	$93 - $96
Diluted earnings per share	$1.24 - $1.32	$2.36 - $2.41	$0.24 - $0.26	$0.51 - $0.53
Operating margin	21% - 22%	36% - 37%	*	*
Cash from operations (GAAP) / Adjusted free cash flow (Non-GAAP)	$115 - $121	$115 - $120	*	*
Effective tax rate	26%	22%	*	*
* We do not provide guidance for this financial measure.

Based on current exchange rates, the expected positive currency translation impact on Progress' fiscal year 2018 business outlook compared to 2017 exchange rates is approximately $8 million on GAAP and non-GAAP revenue, and $0.04 on GAAP and non-GAAP diluted earnings per share. The expected positive currency translation impact on Progress' fiscal Q2 2018 business outlook compared to 2017 exchange rates is approximately $3 million on GAAP and non-GAAP revenue, and $0.01 on GAAP and non-GAAP diluted earnings per share. To the extent that there are changes in exchange rates versus the current environment, this may have an impact on Progress' business outlook.

Conference Call

The Progress quarterly investor conference call to review its fiscal first quarter of 2018 will be broadcast live at 5:00 p.m. ET on Wednesday, March 28, 2018 and can be accessed on the investor relations section of the company’s website, located at www.progress.com. Additionally, you can listen to the call by telephone by dialing 1-888-710-4011, pass code 9975518. The conference call will include comments followed by questions and answers. An archived version of the conference call and supporting materials will be available on the Progress website within the investor relations section after the live conference call.

Non-GAAP Financial Information

Progress provides non-GAAP supplemental information to its financial results.

We use this non-GAAP information to evaluate our period-over-period operating performance because our management believes the information helps illustrate underlying trends in our business and provides us with a more comparable measure of our continuing business, as well as a greater understanding of the results from the primary operations of our business, by excluding the effects of certain items that do not reflect the ordinary earnings of our operations. Management also uses this non-GAAP financial information to establish budgets and operational goals, which are communicated internally and externally, evaluate performance, and allocate resources. In addition, compensation of our executives and non-executive employees is based in part on the performance of our business evaluated using this same non-GAAP information.

However, this non-GAAP information is not in accordance with, or an alternative to, generally accepted accounting principles in the United States (GAAP) and should be considered in conjunction with our GAAP results as the items excluded from the non-GAAP information often have a material impact on Progress’ financial results. A reconciliation of non-GAAP adjustments to Progress' GAAP financial results is included in the tables below and is available on the Progress website at www.progress.com within the investor relations section.

As described in more detail below, non-GAAP revenue, non-GAAP costs of sales and operating expenses, non-GAAP income from operations and operating margin, non-GAAP net income, and non-GAAP diluted earnings per share exclude the effect of purchase accounting on the fair value of acquired deferred revenue, amortization of acquired intangible assets, stock-based compensation expense, fees related to shareholder activist, restructuring charges, acquisition-related expenses, certain identified non-operating gains and losses, and the related tax effects of the preceding items. We also provide guidance on adjusted free cash flow, which is equal to cash flows from operating activities less purchases of property and equipment, plus restructuring payments.

In the noted fiscal periods, we adjusted for the following items from our GAAP financial results to arrive at our non-GAAP financial measures:

•
Acquisition-related revenue - In all periods presented, we include acquisition-related revenue, which constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. The acquisition-related revenue relates to Telerik, which we acquired on December 2, 2014, and Kinvey, which we acquired on June 1, 2017. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. We believe these adjustments are useful to management and investors as a measure of the ongoing performance of the business because, although we cannot be certain that customers will renew their contracts, we have historically experienced high renewal rates on maintenance and support agreements and other customer contracts. Additionally, although acquisition-related revenue adjustments are non-recurring with respect to past acquisitions, we expect to incur these adjustments in connection with any future acquisitions.

•
Amortization of acquired intangibles - In all periods presented, we exclude amortization of acquired intangibles because those expenses are unrelated to our core operating performance and the intangible assets acquired vary significantly based on the timing and magnitude of our acquisition transactions and the maturities of the businesses acquired.

•
Stock-based compensation - In all periods presented, we exclude stock-based compensation to be consistent with the way management and the financial community evaluates our performance and the methods used by analysts to calculate consensus estimates. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include these charges in operating plans. Stock-based compensation will continue in future periods.

•
Fees related to shareholder activist - In September 2017, Praesidium Investment Management publicly announced in a Schedule 13D filed with the Securities and Exchange Commission its disagreement with our strategy and stated that it was seeking changes in the composition of our Board of Directors. We have incurred professional and other fees relating to Praesidium’s actions. We exclude these fees because they distort trends and are not part of our core operating results. We do not expect to incur additional professional and other fees related to this matter.

•	Restructuring expenses - In all periods presented, we exclude restructuring expenses incurred because those expenses distort trends and are not part of our core operating results.

•
Acquisition-related and transition expenses - In all periods presented, we exclude acquisition-related expenses because those expenses distort trends and are not part of our core operating results. In recent years, we have completed a number of acquisitions, which result in our incurring operating expenses which would not otherwise have been incurred. By excluding certain transition, integration and other acquisition-related expense items in connection with acquisitions, this provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition-related costs, may not be indicative of the size, complexity and/or volume of future acquisitions.

•	Income tax adjustment - In all periods presented, we adjust our income tax provision by excluding the tax impact of the non-GAAP adjustments discussed above.

Constant Currency

Revenue from our international operations has historically represented a substantial portion of our total revenue. As a result, our revenue results have been impacted, and we expect will continue to be impacted, by fluctuations in foreign currency exchange rates. For example, if the local currencies of our foreign subsidiaries strengthen, our consolidated results stated in U.S. dollars are positively impacted.

As exchange rates are an important factor in understanding period to period comparisons, we present revenue growth rates on a constant currency basis, which helps improve the understanding of our revenue results and our performance in comparison to prior periods. The constant currency information presented is calculated by translating current period results using prior period weighted average foreign currency exchange rates. These results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP.

Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “should,” “expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates.

Forward-looking statements in this press release include, but are not limited to, statements regarding Progress' business outlook and financial guidance. There are a number of factors that could cause actual results or future events to differ materially from those anticipated by the forward-looking statements, including, without limitation:

(1) Economic, geopolitical and market conditions can adversely affect our business, results of operations and financial condition, including our revenue growth and profitability, which in turn could adversely affect our stock price. (2) We may fail to achieve our financial forecasts due to such factors as delays or size reductions in transactions, fewer large transactions in a particular quarter, fluctuations in currency exchange rates, or a decline in our renewal rates for contracts. (3) Our ability to successfully manage transitions to new business models and markets, including an increased emphasis on a cloud and subscription strategy, may not be successful. (4) If we are unable to develop new or sufficiently differentiated products and services, or to enhance and improve our existing products and services in a timely manner to meet market demand, partners and customers may not purchase new software licenses or subscriptions or purchase or renew support contracts. (5) We depend upon our extensive partner channel and we may not be successful in retaining or expanding our relationships with channel partners. (6) Our international sales and operations subject us to additional risks that can adversely affect our operating results, including risks relating to foreign currency gains and losses. (7) If the security measures for our software, services or other offerings are compromised or subject to a successful cyber-attack, or if such offerings contain significant coding or configuration errors, we may experience reputational harm, legal claims and financial exposure. (8) We have made acquisitions, and may make acquisitions in the future, and those acquisitions may not be successful, may involve unanticipated costs or other integration issues or may disrupt our existing operations. For further information regarding risks and uncertainties associated with Progress' business, please refer to Progress' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2017. Progress undertakes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

About Progress

Progress (NASDAQ: PRGS) offers the leading platform for developing and deploying mission-critical business applications. Progress empowers enterprises and ISVs to build and deliver cognitive-first applications that harness big data to derive business insights and competitive advantage. Progress offers leading technologies for easily building powerful user interfaces across any type of device, a reliable, scalable and secure backend platform to deploy modern applications, leading data connectivity to all sources, and award-winning predictive analytics that brings the power of machine learning to any organization. Over 1,700 independent software vendors, 100,000 enterprise customers, and 2 million developers rely on Progress to power their applications. Learn about Progress at www.progress.com or +1-800-477-6473.

Progress and Progress Software are trademarks or registered trademarks of Progress Software Corporation and/or its subsidiaries or affiliates in the U.S. and other countries. Any other names contained herein may be trademarks of their respective owners.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
(In thousands, except per share data)	February 28, 2018	February 28, 2017	% Change
Revenue:
Software licenses	$25,343	$24,322	4%
Maintenance and services	68,704	66,648	3%
Total revenue	94,047	90,970	3%
Costs of revenue:
Cost of software licenses	1,261	1,588	(21)%
Cost of maintenance and services	9,824	10,492	(6)%
Amortization of acquired intangibles	5,818	3,678	58%
Total costs of revenue	16,903	15,758	7%
Gross profit	77,144	75,212	3%
Operating expenses:
Sales and marketing	21,428	25,721	(17)%
Product development	20,245	17,334	17%
General and administrative	11,262	10,568	7%
Amortization of acquired intangibles	3,319	3,179	4%
Fees related to shareholder activist	1,258	—	*
Restructuring expenses	1,821	17,139	(89)%
Acquisition-related expenses	43	49	(12)%
Total operating expenses	59,376	73,990	(20)%
Income from operations	17,768	1,222	*
Other (expense) income, net	(1,585)	(1,347)	(18)%
Income (loss) before income taxes	16,183	(125)	*
Provision for income taxes	3,271	400	*
Net income (loss)	$12,912	$(525)	*

Earnings (loss) per share:
Basic	$0.28	$(0.01)	*
Diluted	$0.27	$(0.01)	*
Weighted average shares outstanding:
Basic	46,529	48,733	(5)%
Diluted	47,476	48,733	(3)%

Cash dividends declared per common share	$0.140	$0.125	12%

Stock-based compensation is included in the condensed consolidated statements of operations, as follows:

Cost of revenue	$246	$256	(4)%
Sales and marketing	370	363	2%
Product development	2,046	(104)	*
General and administrative	1,908	1,115	71%
Total	$4,570	$1,630	180%

*Not meaningful

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	February 28, 2018	November 30, 2017
Assets
Current assets:
Cash, cash equivalents and short-term investments	$167,497	$183,609
Accounts receivable, net	53,843	61,210
Other current assets	16,312	18,588
Total current assets	237,652	263,407
Property and equipment, net	41,761	42,261
Goodwill and intangible assets, net	400,863	409,935
Other assets	2,864	3,115
Total assets	$683,140	$718,718
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and other current liabilities	$52,640	$69,661
Current portion of long-term debt	5,819	5,819
Short-term deferred revenue	144,573	132,538
Total current liabilities	203,032	208,018
Long-term deferred revenue	9,655	9,750
Long-term debt	114,635	116,090
Other long-term liabilities	8,166	8,776
Shareholders’ equity:
Common stock and additional paid-in capital	255,047	249,836
Retained earnings	92,605	126,248
Total shareholders’ equity	347,652	376,084
Total liabilities and shareholders’ equity	$683,140	$718,718

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
(In thousands)	February 28, 2018	February 28, 2017
Cash flows from operating activities:
Net income (loss)	$12,912	$(525)
Depreciation and amortization	11,302	9,360
Stock-based compensation	4,570	1,630
Other non-cash adjustments	(134)	4,125
Changes in operating assets and liabilities	2,945	22,710
Net cash flows from operating activities	31,595	37,300
Capital expenditures	(1,386)	(383)
Repurchases of common stock, net of issuances	(42,531)	(12,420)
Dividend payments to shareholders	(6,619)	(6,072)
Payments of principal on long-term debt	(1,547)	(3,750)
Other	4,376	(237)
Net change in cash, cash equivalents and short-term investments	(16,112)	14,438
Cash, cash equivalents and short-term investments, beginning of period	183,609	249,754
Cash, cash equivalents and short-term investments, end of period	$167,497	$264,192

RESULTS OF OPERATIONS BY SEGMENT
(Unaudited)

	Three Months Ended
(In thousands)	February 28, 2018	February 28, 2017	% Change
Segment revenue:
OpenEdge	$66,408	$64,508	3%
Data Connectivity and Integration	7,604	6,828	11%
Application Development and Deployment	20,035	19,634	2%
Total revenue	94,047	90,970	3%
Segment costs of revenue and operating expenses:
OpenEdge	15,762	17,877	(12)%
Data Connectivity and Integration	1,629	2,262	(28)%
Application Development and Deployment	6,798	7,536	(10)%
Total costs of revenue and operating expenses	24,189	27,675	(13)%
Segment contribution:
OpenEdge	50,646	46,631	9%
Data Connectivity and Integration	5,975	4,566	31%
Application Development and Deployment	13,237	12,098	9%
Total contribution	69,858	63,295	10%
Other unallocated expenses (1)	52,090	62,073	(16)%
Income from operations	17,768	1,222	*
Other (expense) income, net	(1,585)	(1,347)	(18)%
Income (loss) before provision for income taxes	$16,183	$(125)	*

(1) The following expenses are not allocated to our segments as we manage and report our business in these functional areas on a consolidated basis only: certain product development and corporate sales and marketing expenses, customer support, administration, amortization of acquired intangibles, stock-based compensation, fees related to shareholder activist, restructuring, and acquisition-related expenses.

*Not meaningful

SUPPLEMENTAL INFORMATION
(Unaudited)

Revenue by Type

(In thousands)	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018
License	$24,322	$25,592	$28,529	$45,963	$25,343
Maintenance	59,138	59,898	60,536	61,826	61,479
Services	7,510	7,723	8,245	8,290	7,225
Total revenue	$90,970	$93,213	$97,310	$116,079	$94,047

Revenue by Region

(In thousands)	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018
North America	$50,305	$51,430	$55,703	$66,504	$51,641
EMEA	29,844	30,646	31,830	38,039	33,014
Latin America	5,023	5,637	5,009	5,489	4,461
Asia Pacific	5,798	5,500	4,768	6,047	4,931
Total revenue	$90,970	$93,213	$97,310	$116,079	$94,047

Revenue by Segment

(In thousands)	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018
OpenEdge	$64,508	$65,890	$68,135	$77,639	$66,408
Data Connectivity and Integration	6,828	7,096	8,987	18,044	7,604
Application Development and Deployment	19,634	20,227	20,188	20,396	20,035
Total revenue	$90,970	$93,213	$97,310	$116,079	$94,047

RECONCILIATIONS OF GAAP TO NON-GAAP SELECTED FINANCIAL MEASURES
(Unaudited)

	Three Months Ended				% Change
(In thousands, except per share data)	February 28, 2018		February 28, 2017		Non-GAAP
Adjusted revenue:
GAAP revenue	$94,047		$90,970
Acquisition-related revenue (1)	147		233
Non-GAAP revenue	$94,194	100%	$91,203	100%	3%

Adjusted gross margin:
GAAP gross margin	$77,144	82%	$75,212	83%
Amortization of acquired intangibles	5,818	6%	3,678	4%
Stock-based compensation	246	—%	256	—%
Acquisition-related revenue (1)	147	—%	233	—%
Non-GAAP gross margin	$83,355	88%	$79,379	87%	5%

Adjusted operating expenses:
GAAP operating expenses	$59,376	63%	$73,990	81%
Amortization of acquired intangibles	(3,319)	(4)%	(3,179)	(3)%
Fees related to shareholder activist	(1,258)	(1)%	—	—%
Restructuring expenses	(1,821)	(2)%	(17,139)	(19)%
Acquisition-related expenses	(43)	—%	(49)	—%
Stock-based compensation	(4,324)	(4)%	(1,374)	(2)%
Non-GAAP operating expenses	$48,611	52%	$52,249	57%	(7)%

Adjusted income from operations:
GAAP income from operations	$17,768	19%	$1,222	1%
Amortization of acquired intangibles	9,137	10%	6,857	8%
Fees related to shareholder activist	1,258	1%	—	—%
Restructuring expenses	1,821	2%	17,139	19%
Stock-based compensation	4,570	5%	1,630	2%
Acquisition-related	190	—%	282	—%
Non-GAAP income from operations	$34,744	37%	$27,130	30%	28%

Adjusted diluted earnings per share:
GAAP diluted earnings (loss) per share	$0.27		$(0.01)
Amortization of acquired intangibles	0.19		0.14
Fees related to shareholder activist	0.03		—
Restructuring expenses	0.04		0.35
Stock-based compensation	0.10		0.03
Acquisition-related	—		—
Provision for income taxes	(0.09)		(0.17)
Non-GAAP diluted earnings per share	$0.54		$0.34		59%

Non-GAAP weighted avg shares outstanding - diluted	47,476		49,034		(3)%

(1) Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Note that acquisition-related revenue adjustments relate to Progress' OpenEdge and Application Development and Deployment business segments for Kinvey and Telerik, respectively.

OTHER NON-GAAP FINANCIAL MEASURES
(Unaudited)

Revenue by Type

(In thousands)	Q1 2018	Non-GAAP Adjustment (1)	Non-GAAP Revenue
License	$25,343	$19	$25,362
Maintenance	61,479	46	61,525
Services	7,225	82	7,307
Total revenue	$94,047	$147	$94,194

Revenue by Region

(In thousands)	Q1 2018	Non-GAAP Adjustment (1)	Non-GAAP Revenue
North America	$51,641	$147	$51,788
EMEA	33,014	—	33,014
Latin America	4,461	—	4,461
Asia Pacific	4,931	—	4,931
Total revenue	$94,047	$147	$94,194

Revenue by Segment

(In thousands)	Q1 2018	Non-GAAP Adjustment (1)	Non-GAAP Revenue
OpenEdge	$66,408	$82	$66,490
Data Connectivity and Integration	7,604	—	7,604
Application Development and Deployment	20,035	65	20,100
Total revenue	$94,047	$147	$94,194

(1) Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Note that acquisition-related revenue adjustments relate to Progress' OpenEdge and Application Development and Deployment business segments for Kinvey and Telerik, respectively.

Adjusted Free Cash Flow

(In thousands)	Q1 2018	Q1 2017	% Change
Cash flows from operations	$31,595	$37,300	(15)%
Purchases of property and equipment	(1,386)	(383)	262%
Free cash flow	30,209	36,917	(18)%
Add back: restructuring payments	2,739	6,064	(55)%
Adjusted free cash flow	$32,948	$42,981	(23)%

Non-GAAP Bookings from Application Development and Deployment Segment
(Unaudited)

(In thousands)	Q1 2017	Q2 2017	Q3 2017	Q4 2017	FY 2017	Q1 2018
GAAP revenue	$19,634	$20,227	$20,188	$20,396	$80,445	$20,035
Add: change in deferred revenue
Beginning balance	52,971	51,298	52,400	52,615	52,971	53,794
Ending balance	51,298	52,400	52,615	53,794	53,794	52,927
Change in deferred revenue	(1,673)	1,102	215	1,179	823	(867)
Non-GAAP bookings	$17,961	$21,329	$20,403	$21,575	$81,268	$19,168

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2018 GUIDANCE
(Unaudited)

Fiscal Year 2018 Revenue Guidance
	Fiscal Year Ended	Fiscal Year Ending
	November 30, 2017	November 30, 2018
(In millions)		Low	% Change	High	% Change
GAAP revenue	$397.6	$398.3	—%	$403.7	2%
Acquisition-related adjustments - revenue (1)	1.0	0.3	(70)%	0.3	(70)%
Non-GAAP revenue	$398.6	$398.6	—%	$404.0	1%

(1) Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Note that acquisition-related revenue adjustments relate to Progress' OpenEdge and Application Development and Deployment business segments for Kinvey and Telerik, respectively.

Fiscal Year 2018 Non-GAAP Operating Margin Guidance
	Fiscal Year Ending November 30, 2018
(In millions)	Low	High
GAAP income from operations	$83.3	$88.4
GAAP operating margins	21%	22%
Acquisition-related revenue	0.3	0.3
Acquisition-related expense	0.2	0.2
Restructuring expense	3.0	2.0
Stock-based compensation	21.1	21.1
Amortization of intangibles	36.2	36.2
Fees related to shareholder activist	1.3	1.3
Total adjustments	62.1	61.1
Non-GAAP income from operations	$145.4	$149.5
Non-GAAP operating margin	36%	37%

Fiscal Year 2018 Non-GAAP Earnings per Share and Effective Tax Rate Guidance
	Fiscal Year Ending November 30, 2018
(In millions, except per share data)	Low	High
GAAP net income	$57.5	$61.3
Adjustments (from previous table)	62.1	61.1
Income tax adjustment (2)	(10.6)	(10.1)
Non-GAAP net income	$109.0	$112.3

GAAP diluted earnings per share	$1.24	$1.32
Non-GAAP diluted earnings per share	$2.36	$2.41

Diluted weighted average shares outstanding	46.3	46.5

(2) Tax adjustment is based on a non-GAAP effective tax rate of approximately 22% for Low and High, calculated as follows:
Non-GAAP income from operations	$145.4	$149.5
Other (expense) income	(5.6)	(5.6)
Non-GAAP income from continuing operations before income taxes	139.8	143.9
Non-GAAP net income	109.0	112.3
Tax provision	$30.8	$31.6
Non-GAAP tax rate	22%	22%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2018 GUIDANCE
(Unaudited)

Fiscal Year 2018 Adjusted Free Cash Flow Guidance
	Fiscal Year Ending November 30, 2018
(In millions)	Low	High
Cash flows from operations (GAAP)	$115	$121
Purchases of property and equipment	(7)	(7)
Add back: restructuring payments	7	6
Adjusted free cash flow (non-GAAP)	$115	$120

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR Q2 2018 GUIDANCE
(Unaudited)

Q2 2018 Revenue Guidance
	Three Months Ended	Three Months Ending
	May 31, 2017	May 31, 2018
(In millions)		Low	% Change	High	% Change
GAAP revenue	$93.2	$92.9	—%	$95.9	3%
Acquisition-related adjustments - revenue (1)	0.2	0.1	(50)%	0.1	(50)%
Non-GAAP revenue	$93.4	$93.0	—%	$96.0	3%

(1) Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Note that acquisition-related revenue adjustments relate to Progress' OpenEdge and Application Development and Deployment business segments for Kinvey and Telerik, respectively.

Q2 2018 Non-GAAP Earnings per Share Guidance
	Three Months Ending May 31, 2018
	Low	High
GAAP diluted earnings per share	$0.24	$0.26
Restructuring expense	0.01	0.01
Stock-based compensation	0.12	0.12
Amortization of intangibles	0.20	0.20
Total adjustments	0.33	0.33
Income tax adjustment	(0.06)	(0.06)
Non-GAAP diluted earnings per share	$0.51	$0.53